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                                                                    EXHIBIT 99.1

FOR IMMEDIATE RELEASE
November 13, 2002                             Contact: Mark Kahil (713) 654-9506
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               STERLING CHEMICALS TO SELL PULP CHEMICALS DIVISION


         HOUSTON, TEXAS, NOVEMBER 13, 2002 --- STERLING CHEMICALS HOLDINGS, INC.
(STXX), Sterling Chemicals, Inc. and certain of their direct and indirect subsidiaries (collectively, "Sterling") today announced that Sterling has entered into a definitive agreement to sell its pulp chemicals business to Superior Propane Inc. for $375 million (U.S.) in cash, subject to certain adjustments. The sale is to be consummated concurrently with Sterling's emergence from Chapter 11 bankruptcy. The sale is subject to customary closing conditions as well as approval by the United States Bankruptcy Court for the Southern District of Texas (the "Bankruptcy Court"). The sale has the support of Sterling's major creditor groups and Resurgence Asset Management, L.L.C., which has agreed to provide a $60 million infusion of new equity under Sterling's plan of reorganization.

         Sterling's President and Co-CEO, David G. Elkins, stated, "The sale of our pulp chemicals business is a further significant step in our financial restructuring. We believe the terms of the sale reflect the high quality of the business, its future prospects and its dedicated workforce. We are delighted that Superior Propane sees this acquisition as an important element in their overall growth strategy".

         Sterling's pulp chemicals business is headquartered in Toronto, Ontario, and comprises six North American manufacturing plants, including facilities in Grand Prairie, Alberta; Saskatoon, Saskatchewan; Thunder Bay, Ontario; Vancouver, British Columbia; Buchingham, Quebec; and Valdosta, Georgia. The business produces and markets pulp chemicals and provides large-scale chlorine dioxide generators to the pulp and paper industry.

         Sterling voluntarily filed for Chapter 11 protection on July 16, 2001. The Disclosure Statement for Sterling's plan of reorganization was approved by the Bankruptcy Court on October 11, 2002 and has been mailed to Sterling's creditors entitled to vote on the plan, along with ballots and voting instructions. Sterling will emerge from Chapter 11 only if its plan of reorganization receives the requisite creditor approvals and is confirmed by the Bankruptcy Court. Based on preliminary voting results, Sterling expects to receive the requisite creditor approvals. The confirmation hearing is scheduled for November 20, 2002.

         Copies of Sterling's plan of reorganization and related Disclosure Statement are posted on Sterling's website at www.sterlingchemicals.com.

                                      # # #

     The information in this news release relating to matters that are not historical facts constitutes forward-looking information covered by the safe harbor created by Section 27A of the Securities Act of 1933 and
     Section 21E of the Securities Exchange Act of 1934. The forward-looking information is based upon current information and expectations regarding Sterling and its subsidiaries. The estimates, forecasts and statements contained in or implied by the forward-looking information speak only as of the date on which they are made, are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to evaluate and predict. Therefore, actual outcomes and results could materially differ from what is expressed, implied or forecasted by or in the forward-looking information. Important factors that could cause actual results to differ materially from what is expressed, implied or forecasted by or in the forward-looking information include the timing and extent of changes in commodity prices and global economic conditions, industry production capacity and operating rates, the supply-demand balance for Sterling's products, competitive products and pricing pressures, increases in raw materials costs, the ability to obtain raw materials and energy resources from third parties at reasonable prices and on acceptable terms, federal and state regulatory developments, Sterling's high financial leverage, the availability of skilled personnel and operating hazards attendant to the industry, as well as other risk factors discussed in Sterling's filing with the Securities and Exchange Commission, including Sterling's annual Report of Form 10-K and Quarterly Reports on Form 10-Q. Sterling assumes no obligation to update the information contained in this press release.